                                             Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Corporate and Internal Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe)

Logitech Announces First Quarter FY 2024 Results
Company Provides Full-Year and Updated First-Half 2024 Outlook

LAUSANNE, Switzerland, July 25, 2023 and SAN JOSE, Calif., July 24, 2023 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2024.
•Sales were $974 million, down 16 percent in US dollars and 15 percent in constant currency, compared to the prior year.
•GAAP operating income was $78 million, down 32 percent compared to the prior year. Non-GAAP operating income was $109 million, down 25 percent compared to the prior year.
•GAAP earnings per share (EPS) was $0.39, down 36 percent compared to the prior year. Non-GAAP EPS was $0.65, down 12 percent compared to the prior year.
•Cash flow from operations was $240 million, up $275 million compared to the prior year. The quarter-ending cash balance was $1.25 billion.
“While the markets are still challenging, I am proud of the team's achievements during our first quarter," said Guy Gecht, Logitech interim chief executive officer. “Our high-caliber seasoned team, design-led engineering and strong execution truly sets us apart. Our latest innovations and elevated outlook are just a glimpse of Logitech’s full potential as we execute our strategic vision.”

“This solid first quarter highlights steady progress on many important metrics,” said Charles Boynton, Logitech chief financial officer. “We delivered another quarter of reduced inventory and operating expenses while continuing to drive strong cash generation, further fortifying our balance sheet. With one quarter completed, we are pleased to provide a full-year and updated first-half outlook.”

Outlook
Logitech raised its outlook for the first half of Fiscal Year 2024:

	Previous H1 2024 outlook	New H1 2024 outlook
Sales	$1.8 - $1.9 billion	$1.875 - $1.975 billion
Sales decline (in US dollars, year over year)	22% - 18%	19% - 14%
Non-GAAP operating income	$160 - $190 million	$180 - $220 million
Non-GAAP op. inc. decline (year over year)	47% - 37%	40% - 27%

Logitech also provided an estimated full-year outlook for Fiscal Year 2024:

Full FY 2024 outlook
Sales	$3.8 - $4.0 billion
Sales decline (in US dollars, year over year)	16% - 12%
Non-GAAP operating income	$400 - $500 million
Non-GAAP op. inc. decline (year over year)	32% - 15%

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q1 Fiscal Year 2024 on Tuesday, July 25, 2023 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A livestream of the event will be available on the Logitech corporate website at
http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges, net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at http://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“CC”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the first half of Fiscal Year 2024 and full Fiscal Year 2024 non-GAAP operating income outlook.
Public Dissemination of Certain Information
Recordings of Logitech's earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company's investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange

Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.
About Logitech
Logitech helps all people pursue their passions and is committed to doing so in a way that is good for people and the planet. We design hardware and software solutions that help businesses thrive and bring people together when working, creating, gaming and streaming. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming, Streamlabs, Blue Microphones and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @logitech.
# # #
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months ended June 30, 2023, full year and first half Fiscal Year 2024 outlook for sales and non-GAAP operating income and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example changes in inflation levels and monetary policies; our expectations regarding our expense reduction efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and our subsequent reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.
(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three months ended June 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2023	2022

Net sales	$974,499	$1,159,865
Cost of goods sold	595,712	697,220
Amortization of intangible assets	3,145	3,042
Gross profit	375,642	459,603

Operating expenses:
Marketing and selling	179,185	229,378
Research and development	70,559	75,517
General and administrative	41,297	35,860
Amortization of intangible assets and acquisition-related costs	2,685	3,369
Restructuring charges, net	3,511	—
Total operating expenses	297,237	344,124

Operating income	78,405	115,479
Interest income	9,826	1,449
Other income (expense), net	(12,972)	5,624
Income before income taxes	75,259	122,552
Provision for income taxes	12,532	21,716
Net income	$62,727	$100,836

Net income per share:
Basic	$0.39	$0.61
Diluted	$0.39	$0.61

Weighted average shares used to compute net income per share:
Basic	158,859	164,679
Diluted	160,155	166,406

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except share amounts) - unaudited

	June 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2023	2023

Current assets:
Cash and cash equivalents	$1,251,086	$1,149,023
Accounts receivable, net	562,602	630,382
Inventories	572,344	682,893
Other current assets	111,572	142,876
Total current assets	2,497,604	2,605,174

Non-current assets:
Property, plant and equipment, net	126,965	121,503
Goodwill	453,922	454,610
Other intangible assets, net	57,230	63,173
Other assets	304,160	316,293
Total assets	$3,439,881	$3,560,753

Current liabilities:
Accounts payable	$386,599	$406,968
Accrued and other current liabilities	570,544	643,139
Total current liabilities	957,143	1,050,107

Non-current liabilities:
Income taxes payable	107,925	106,391
Other non-current liabilities	148,738	146,695
Total liabilities	1,213,806	1,303,193

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at June 30, 2023 and March 31, 2023
Additional shares that may be issued out of conditional capital — 50,000 at June 30, 2023 and March 31, 2023
Additional shares that may be issued out of authorized capital — 17,311 at June 30, 2023 and March 31, 2023
Additional paid-in capital	49,734	127,380
Shares in treasury, at cost — 14,484 at June 30, 2023 and 13,763 at March 31, 2023	(994,581)	(977,266)
Retained earnings	3,240,302	3,177,575
Accumulated other comprehensive loss	(99,528)	(100,277)
Total shareholders’ equity	2,226,075	2,257,560
Total liabilities and shareholders’ equity	$3,439,881	$3,560,753

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three months ended June 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2023	2022

Cash flows from operating activities:
Net income	$62,727	$100,836
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	17,498	18,626
Amortization of intangible assets	5,827	6,229
Loss (gain) on investments	11,823	(11,357)
Share-based compensation expense	21,511	23,690
Deferred income taxes	2,962	265
Other	24	(124)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	65,390	(44,572)
Inventories	110,440	(324)
Other assets	34,342	4,932
Accounts payable	(18,420)	(70,034)
Accrued and other liabilities	(74,329)	(63,835)
Net cash provided by (used in) operating activities	239,795	(35,668)
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,238)	(19,563)
Investment in privately held companies	(34)	(2,088)
Acquisitions, net of cash acquired	—	(5,839)
Purchases of deferred compensation investments	(1,069)	(922)
Proceeds from sales of deferred compensation investments	1,071	943
Other investing activities	(1,260)	—
Net cash used in investing activities	(17,530)	(27,469)
Cash flows from financing activities:
Purchases of registered shares	(95,076)	(120,619)
Proceeds from exercises of stock options and purchase rights	2,113	—
Tax withholdings related to net share settlements of restricted stock units	(24,196)	(24,144)
Net cash used in financing activities	(117,159)	(144,763)
Effect of exchange rate changes on cash and cash equivalents	(3,043)	(14,159)
Net increase (decrease) in cash and cash equivalents	102,063	(222,059)
Cash and cash equivalents, beginning of the period	1,149,023	1,328,716
Cash and cash equivalents, end of the period	$1,251,086	$1,106,657

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended June 30,
NET SALES	2023	2022 (1)	Change

Net sales by product category:
Gaming (2)	$266,429	$297,921	(11)%
Keyboards & Combos	180,855	227,720	(21)
Pointing Devices	174,454	183,283	(5)
Video Collaboration	139,346	181,632	(23)
Webcams	75,200	109,262	(31)
Tablet Accessories	70,336	66,585	6
Headsets	36,850	45,943	(20)
Other (3)	31,029	47,519	(35)
Total Net Sales	$974,499	$1,159,865	(16)%

(1) The Company has reclassified certain prior period amounts to conform to the current period presentation.
(2) Gaming includes streaming services revenue generated by Streamlabs.
(3) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended June 30,
GAAP TO NON-GAAP RECONCILIATION (A)	2023	2022

Gross profit - GAAP	$375,642	$459,603
Share-based compensation expense	1,415	1,461
Amortization of intangible assets	3,145	3,042
Gross profit - Non-GAAP	$380,202	$464,106

Gross margin - GAAP	38.5%	39.6%
Gross margin - Non-GAAP	39.0%	40.0%

Operating expenses - GAAP	$297,237	$344,124
Less: Share-based compensation expense	20,096	22,229
Less: Amortization of intangible assets and acquisition-related costs	2,685	3,369
Less: Restructuring charges, net	3,511	—
Operating expenses - Non-GAAP	$270,945	$318,526

% of net sales - GAAP	30.5%	29.7%
% of net sales - Non-GAAP	27.8%	27.5%

Operating income - GAAP	$78,405	$115,479
Share-based compensation expense	21,511	23,690
Amortization of intangible assets and acquisition-related costs	5,830	6,411
Restructuring charges, net	3,511	—
Operating income - Non-GAAP	$109,257	$145,580

% of net sales - GAAP	8.0%	10.0%
% of net sales - Non-GAAP	11.2%	12.6%

Net income - GAAP	$62,727	$100,836
Share-based compensation expense	21,511	23,690
Amortization of intangible assets and acquisition-related costs	5,830	6,411
Restructuring charges, net	3,511	—
Loss (gain) on investments	11,823	(11,357)
Non-GAAP income tax adjustment	(2,001)	3,459
Net income - Non-GAAP	$103,401	$123,039

Net income per share:
Diluted - GAAP	$0.39	$0.61
Diluted - Non-GAAP	$0.65	$0.74

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	160,155	166,406

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended June 30,
SHARE-BASED COMPENSATION EXPENSE	2023	2022

Share-based Compensation Expense
Cost of goods sold	$1,415	$1,461
Marketing and selling	10,483	9,797
Research and development	4,453	5,532
General and administrative	5,160	6,900
Total share-based compensation expense	21,511	23,690
Income tax benefit	(5,318)	(4,322)
Total share-based compensation expense, net of income tax benefit	$16,193	$19,368

*Note: These preliminary results for the three months ended June 30, 2023 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2023 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges, net. These expenses are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.